As filed with the Securities and Exchange Commission on February 6, 2025.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sionna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-2801521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

21 Hickory Drive, Suite 500

Waltham, MA 02451

(617) 819-2020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Cloonan

President and Chief Executive Officer

Sionna Therapeutics, Inc.

21 Hickory Drive, Suite 500

Waltham, MA 02451

(617) 819-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gabriela Morales-Rivera William D. Collins Janet Hsueh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Jennifer Fitzpatrick Senior Vice President, General Counsel 21 Hickory Drive, Suite 500 Waltham, MA 02451 (617) 819-2020	Tara Fisher Thomas J. Danielski Ropes & Gray LLP 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284352

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Sionna Therapeutics, Inc. (the “Registrant”) by 2,029,409 shares, 264,705 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-284352), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 6, 2025, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-284352), originally filed with the Securities and Exchange Commission on January 17, 2025 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 6th day of February, 2025.

SIONNA THERAPEUTICS, INC.

By:	/s/ Michael S. Cloonan
Name:	Michael S. Cloonan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Michael Cloonan Michael Cloonan, M.B.A.	President and Chief Executive Officer (Principal Executive Officer)	February 6, 2025

/s/ Elena Ridloff Elena Ridloff, C.F.A.	Chief Financial Officer and Head of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	February 6, 2025

* Paul Clancy, M.B.A.	Chair of the Board of Directors	February 6, 2025

* Bruce Booth, D.Phil.	Director	February 6, 2025

* H. Edward Fleming, Jr., M.D.	Director	February 6, 2025

* Lucian Iancovici, M.D.	Director	February 6, 2025

* Joshua Resnick, M.D., M.B.A.	Director	February 6, 2025

* Marcella Kuhlman Ruddy, M.D.	Director	February 6, 2025

* Laura Stelzer, M.B.A.	Director	February 6, 2025

* Peter A. Thompson, M.D.	Director	February 6, 2025

* Joanne Louise Viney, Ph.D.	Director	February 6, 2025

* By:	/s/ Elena Ridloff
Elena Ridloff, C.F.A.
Attorney-in-Fact